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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of AsiaInfo Holdings Inc. on Form S-1 of our report dated May 16, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Hong Kong
December 21, 1999